SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

November 21, 2002

(Date of earliest event reported)

BIG LAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

333-30779	59-2613321

(Commission File Number)	(IRS Employer Identification Number)

1409 South Parrott Avenue, Okeechobee, Florida	34974

(Address of Principal Executive Offices)	(Zip Code)

(863) 467-4663

(Registrant’s telephone number, including area code)

SIGNATURES
Stevens, Powell Letter

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	On November 21, 2002 the Registrant reported that Big Lake Financial Corporation terminated the services of Stevens, Powell & Company, P.A. and at the same time selected the accounting firm of Hacker, Johnson & Smith PA as independent auditors for the Registrant for the 2002 fiscal year.

(b)	The Registrant requested that Stevens, Powell & Company, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth in the Form 8-K previously filed by the Registrant relating to the change in accountants. A copy of Stevens, Powell & Company, P.A.’s letter to the SEC, dated November 26, 2002, is filed as Exhibit 16 to this Form 8-K.

(c)	Exhibits

Stevens, Powell & Company, P.A.’s letter regarding change in auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LAKE FINANCIAL CORPORATION

Date:	November 28, 2002	By:	/s/ Edwin E. Walpole, III

Edwin E. Walpole, III, Chairman, President and Chief Executive Officer

Date:	November 28, 2002	By:	/s/ John A. Zelinske

John A. Zelinske, Senior Vice President and Chief Financial Officer